UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2019

GREENFIELD FARMS FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5430 LBJ Freeway Suite 1200 Dallas TX. 75240

(Address of principal executive offices) (Zip Code)

972-663-9483

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Ngen Technologies USA Corp.

Effective June 26, 2019, Greenfield Farms Food, Inc. (“we,” “us,” “our,” “GRAS,” or the “Company”) entered into and completed a share exchange agreement (the “Share Exchange Agreement”) with Ngen Technologies USA Corp., a Texas corporation (“NGEN”), the common stock shareholders of NGEN (the “NGEN Shareholders”) and Clifford Rhee (“Rhee”) and Edward Carter (“Carter”), whereby Rhee and Carter, prior to the Share Exchange Agreement, were each the holder of 500 shares of our Series E Preferred Stock. Pursuant to the terms of the Share Exchange Agreement, the NGEN Shareholders transferred and exchanged 100% of the common stock of NGEN in exchange for the allocation of the 1,000 shares of the Series E Preferred Stock (the “Share Exchange”). There were no new shares issued in the Share Exchange Agreement. The NGEN Shareholders, as a group, own 100% of the Series E Preferred Stock and our executive officers and directors, as a group, now own 990 of our Series E Preferred Stock representing 99% of our issued and outstanding shares of Series E Preferred Stock. The Series E Preferred Stock is convertible into 85% of our common stock under certain terms and conditions. Upon completion of the share exchange pursuant to the Share Exchange Agreement, NGEN became our wholly owned subsidiary.

Ngen, through its’ wholly owned subsidiary NGEN Technologies Korea, invents designs and develops innovative technologies and owns or licenses over 30 patents. Current products include state-of-art automotive muffler/silencer technologies and proprietary 3D mobile display module for smart phones and other telecommunication original equipment manufacturers. Ngen engages in the business of 3D technologies including automotive, mobile and display.

Convertible Promissory Note with Carebourn LLC

On June 28, 2019, we sold Carebourn LLC, a Delaware limited partnership (“Carebourn”) a convertible promissory note in the principal amount of $1,436,128 (the “Note”), pursuant to a Securities Purchase Agreement we entered into with them dated June 28, 2019. The Note bears interest at the rate of 10% per annum and principal is due and payable on June 28, 2020. Interest payments of $143,613 are due on or before September 30, 2019, December 31, 2109, March 31, 2020 and June 28, 2010. We paid $100,195 to cover Carebourn’s transactional expenses and $33,007 was paid directly to professional service providers for past due accounting and auditing fees, which were included in the principal amount of the Note.

The Note provides for standard and customary events of default such as failing to timely make payments under the Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. Additionally, upon the occurrence of certain defaults, as described in the Note, we are required to pay Carebourn liquidated damages in addition to the amount owed under the Note.

The principal amount of the Note and all accrued interest thereon is convertible at the option of the holder thereof into our common stock at any time beginning October 1, 2019. The conversion price of the Note is equal to 58% of the lowest price quoted on the OTC Markets for the Company’s common stock during the 30 trading days prior to the conversion date. The conversion price of the Notes is subject to proportional adjustment in the event of stock splits, stock dividends, rights offerings by us relating to our securities or the securities of any our subsidiaries, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. Additionally, in the event our shares are not deliverable via DWAC following conversion an additional 10% discount is added to the conversion discount of the note and in the event, we fail to meet certain other requirements of the note, an additional 5% discount is added to the conversion discount of the conversion price.

In the event we fail to deliver the shares of common stock issuable upon conversion of the Note within three business days of our receipt of a conversion notice, we are required to pay Carebourn $2,000 per day for each day that we fail to deliver such shares.

At no time may the Note be converted into shares of our common stock if such conversion would result in Carebourn and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock. This ownership limitation can be increased or decreased by the holder upon 61 days’ notice to us.

We may prepay in full the unpaid principal and interest on the Note, with at least 20 trading days’ notice, (a) any time prior to the 180th day after the issuance date, by paying 130% of the principal amount of the Note together with accrued interest thereon; and (b) any time beginning on the 181st day after the issuance date and ending on the 364th day after the issuance date, by paying 150% of the principal amount of the Note together with accrued interest thereon. After the expiration of the 364th day after the issuance date, we have no right of prepayment.

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The Note also contains customary positive and negative covenants.

In the event we receive any third party offer to provide us funding while the note is outstanding, we are required to offer Carebourn a right of first refusal to provide such funding on the terms offered by the third party. We also agreed that if we provide any financing source more favorable terms than Carebourn under the note while the note is outstanding that the Carebourn note would, at the option of Carebourn, be amended to include such more favorable terms.

            The foregoing descriptions of the Share Exchange Agreement, the Securities Purchase Agreement and the Note are summaries only and are qualified in their entireties by reference to the full text of the Share Exchange Agreement, the Securities Purchase Agreement and the Note, filed herewith as Exhibits 2.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above in Item 1.01, below the heading “Convertible Promissory Note with Carebourn LLC.”, are incorporated by reference in this Item 2.03 in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures above in Item 1.01 are incorporated by reference in this Item 3.02 in their entirety.

The shares of the Company’s common stock allocated in connection with the Share Exchange Agreement and previously issued and the shares of common stock issuable upon conversion of the Note were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act in a transaction not involving a public offering or distribution. The shares allocated to the NGEN Shareholders and upon conversion of the Note may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Executive Officer and Director Resignations and Appointments

On November 9, 2018, Rhee resigned from his position as Interim Chief Financial Officer as well as the Chairman of the Board of Directors (the “Board”) of the Company. Also, on November 9, 2018, Mr. Jason Koo resigned from his position as Chief Executive Officer of the Company.

On June 21, 2019, the Board appointed Mr. Rhee to the Board as well as named Mr. Rhee the Chief Executive Officer of the Company. The Board is now comprised of Mr. Carter and Mr. Rhee.

Background

                From July 2005 Mr. Rhee has been the President and Chief Executive Officer of Ngen Technologies USA Corp. The Company had previously acquired certain technology assets from Ngen on January 4, 2018 and January 18, 2018, respectively, and on June 26, 2019, the Company acquired Ngen pursuant to the Share Exchange Agreement referenced above. Mr. Rhee now owns 495 or 49.5% of the Company’s Series E Preferred Stock which has conversion rights equal to 42.075% of the issued and outstanding common stock of the Company. Mr. Rhee also owns 1,000 or 100% of the Company’s Series F Preferred Stock. The Series F Preferred Stock does not have any conversion rights, but has super majority voting rights of the Company.

From February 2010 to June 2015 Mr. Rhee served as President and CEO, principle engineer and a director CTX Virtual Technologies, Inc. (“CTX”). From 1986 to 2009, Mr. Rhee held executive positions with several multi-national corporations whereby he was responsible for strategic business initiatives including mergers and acquisitions, turnarounds and growth. Mr. Rhee served as an independent director to Vermeer Korea (Construction equipment), Samsung Group (Industrial Products) and Oncidium Health Group (Medical services). Mr. Rhee is a graduate from McGill University in Mechanical Engineering and Certified Management Accounting program (C.M.A.) and is a registered professional engineer. Mr. Rhee has also been named the Interim Chief Financial Officer of the Company.

Compensation

At this time, we do not have any written employment agreement or other formal compensation agreements with our officers and directors. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

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Item 9.01 Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

                In accordance with Item 9.01(a)(4) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the completion of Share Exchange

(b) Pro Forma Financial Information.

                In accordance with Item 9.01(b)(2) of Form 8-K the financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the completion of the Share Exchange.

Exhibit No.	Description

2.1*	Share Exchange Agreement dated June 26, 2019 by and among Greenfield Farms Food, Inc., the shareholders of Ngen Technologies USA Corp., Ngen Technologies USA Corp. Clifford Rhee and Edward Carter.

10.1*	Securities Purchase Agreement dated June 28, 2019, by and between Greenfield Farms Food, Inc. and Carebourn LLC.

10.2*	$1,436,128 Convertible Promissory Note dated June 28, 2019, by Greenfield Farms Food, Inc. in favor of Carebourn LLC.

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENFIELD FARMS FOOD, INC.

Date: July 2, 2019	By:	/s/ Clifford M Rhee
Clifford M Rhee
Chief Executive Officer

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